Exhibit 99.1

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P

PORTFOLIO OVERVIEW

FIRST QUARTER 2016

Table of Contents

Introduction to Portfolio Overview	1

Investment During the Quarter	1

Disposition Following the Quarter	1

Portfolio Overview	2

Discussion	5

Revolving Line of Credit	6

Performance Analysis	6

Transactions with Related Parties	8

Financial Statements	10

Forward Looking Statements	14

Additional Information	14

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

As of June 1, 2016

Introduction to Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Portfolio Overview for quarter ended March 31, 2016. References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital, LLC.

The Fund makes investments in companies that utilize equipment and other corporate infrastructure (collectively, “Capital Assets”) to operate their businesses. These investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by Capital Assets.

The Fund raised $257,646,987 commencing with its initial offering on May 18, 2009 through the closing of the offering on May 18, 2011. The Fund entered into its liquidation period on May 19, 2016. During the liquidation period, the Fund began the orderly termination of its operations and has began, and will continue, to gradually dispose of its assets and/or allow its investments to mature in the ordinary course of business. If our Investment Manager believes it would benefit our partners to reinvest the proceeds received from sold or matured investments in additional investments during the liquidation period, our Investment Manager may do so. Our Investment Manager is not paid acquisition fees or management fees for additional investments initiated during the liquidation period.

Investment During the Quarter

The Fund made the following investment during the quarter ended March 31, 2016:

Fugro N.V. (ICON Voyager Pte. Ltd)
Investment Date: Structure:	1/8/2016 Lease	Collateral:	One mini geotechnical drilling vessel.
Expiration Date:	12/24/2027
Purchase Price:	$65,000,000
The Fund’s Investment:	$1,620,000

Disposition Following the Quarter

The Fund disposed of the following investment after the quarter ended March 31, 2016:

Ardmore Shipholding Limited
Structure:	Lease	Collateral:	Two chemical tanker vessels.
Disposition Date:	4/5/2016
The Fund’s Investment: Total Proceeds Received:	$3,983,000 $5,909,000

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview

As of March 31, 2016, our portfolio consisted of the following investments:

Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers. $2,612,226 (1)
Maturity Date:	9/24/2020
Current Status:	Performing	Net Carrying Value:

Sargeant Marine, Inc.
Structure:	Loan	Collateral:	Asphalt carrier vessel.
Maturity Date:	12/31/2018
Current Status:	Performing	Net Carrying Value:	$1,859,689 (1)

Técnicas Marítimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply vessels. $3,500,490 (1)
Maturity Date:	8/27/2019
Current Status:	See Discussion	Net Carrying Value:

Exopack, LLC
Structure:	Lease	Collateral:	Film extrusion line and flexographic printing presses. $2,629,506 (2)
Expiration Date:	10/31/2018
Current Status:	Performing	Net Carrying Value:

Geden Holdings Limited
Structure:	Lease	Collateral:	A crude oil tanker and two supramax bulk carrier vessels. $15,815,211 (3)
Expiration Dates:	6/21/2016
9/30/2017
Current Status:	See Discussion	Net Carrying Value:

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (Continued)

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Very Large Crude Carriers. $29,916,698 (4)
Expiration Date:	3/29/2021
Current Status:	Performing	Net Carrying Value:

Ezra Holdings Limited
Structure:	Lease	Collateral:	Offshore support vessel. $1,366,796 (5)
Expiration Date:	6/3/2021
Current Status:	Performing	Net Carrying Value:

Höegh Autoliners Shipping AS
Structure:	Lease	Collateral:	A car carrier vessel. $4,009,963 (5)
Expiration Date:	12/21/2020
Current Status:	Performing	Net Carrying Value:

Ardmore Shipholding Limited
Structure:	Lease	Collateral:	Two chemical tanker vessels. $4,554,964 (5)
Expiration Date:	4/3/2018
Current Status:	Performing	Net Carrying Value:

Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore supply vessel.
Expiration Date:	6/12/2024
Current Status:	Performing	Net Carrying Value:	$1,615,176 (5)

Geokinetics, Inc.
Structure:	Lease	Collateral:	Land-based seismic testing equipment. $2,055,699 (5)
Expiration Date:	8/31/2017	Net Carrying Value:
Current Status:	Performing

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (Continued)

Siva Global Ships Limited
Structure:	Lease	Collateral:	Two liquefied petroleum gas tanker vessels. $1,412,008 (5)
Expiration Dates:	3/28/2022 4/8/2022
Current Status:	Performing	Net Carrying Value:

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment. $1,510,195 (5)
Expiration Date:	2/28/2018
Current Status:	Performing	Net Carrying Value:

Challenge Mfg. Company, LLC
Structure:	Lease	Collateral:	Auxiliary support equipment and robots.
Expiration Date:	7/9/2020
Current Status:	Performing	Net Carrying Value:	$3,658,944 (5)

Fugro N.V.
Structure:	Lease	Collateral:	Two mini geotechnical drilling vessels. $3,599,614 (5)
Expiration Date:	12/24/2027
Current Status:	Performing	Net Carrying Value:

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore.
Maturity Date:	1/16/2021

Current Status:	See Discussion	Net Carrying Value:	$3,583,847 (6)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (Continued)

(1) Net carrying value of our investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees.

(2) Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value of our investment in leased equipment at cost is leased equipment at cost less any outstanding indebtedness associated with the investment.

(3) Investment in finance lease is the sum of the remaining minimum lease payments receivable, the estimated residual value of the asset and the unamortized initial direct costs, less unearned income. Net carrying value is our investment in finance lease less any outstanding indebtedness associated with the investment.

(4) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as leased equipment at cost. Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value represents our proportionate share of the investment, less any outstanding indebtedness associated with the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

(5) Net carrying value of our investment in joint ventures is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment.

(6) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as investment in note receivable. Investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees. Net carrying value represents our proportionate share of the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

Discussion

Jurong Aromatics Corporation Pte. Ltd.

Jurong Aromatics Corporation Pte. Ltd. (“Jurong”) is a newly constructed $2 billion state-of-the art aromatics plant. We participated in a subordinated equipment loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., that was part of the $2 billion financing package that included over $500 million in equity from strategic investors. While the plant was completed on time, a combination of industry headwinds, downturn in commodities and the Chinese economic slowdown forced Jurong into receivership, as the company does not have the liquidity to commence operations. As part of the receivership, we are hoping that there will be a consensual restructuring with the senior lenders, shareholders and trade creditors. Given the current distressed situation, we have taken a credit reserve that values the asset at 11% of original cost. Our Investment Manager believes that a restructuring is the best option and, given the cyclical nature of the industry that Jurong participates in, and the fact that this a state-of-the-art plant, if margins follow historical patterns, there is a chance the investment may recover some or all of its value.

Geden Holdings Limited

Geden Lines (“Geden”) is an international shipping company based in Turkey.  We entered into a sale-leaseback with Geden for one tanker, the Center, and two dry bulkers, the Amazing and Fantastic. While the tanker market has recovered and the outlook is stable, there are extreme headwinds facing the dry bulk market, mostly as a result of the slowdown in the Chinese economy, which for years was driven by heavy investment that fueled ton mile demand for steel, coal and iron ore.  As China moves towards a consumer-driven economy, demand for these commodities has slowed significantly. In April 2016, we were informed by Geden that it intends to return the three vessels to us prior to lease expiration and that it will not be fulfilling its purchase obligations with respect to the three vessels. As a result, we determined to record credit losses of $4,804,077, $4,641,478 and $396,762 related to the Amazing, the Fantastic and the Center, respectively, during the three months ended March 31, 2016 based primarily on the current fair market value of the vessels. In anticipation of Geden returning the three vessels to us prior to lease expiration, we recently signed a term sheet for a proposed charter with respect to the Amazing and the Fantastic that will provide us revenue sharing in the charterer's proprietary book of cargo and we are engaging Stena Bulk AB to operate the Center in the Stena Sonangol Suezmax Pool. We have also signed term sheets to restructure the debt on these vessels.  Since the vessels are young and these sectors have historically been highly cyclical, we believe these vessels could still recover in value.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Discussion (Continued)

Técnicas Marítimas Avanzadas, S.A. de C.V.

On August 27, 2014, we, ICON Leasing Fund Twelve, LLC and ICON ECI Fund Fifteen, L.P. (collectively, “ICON”) advanced Técnicas Marítimas Avanzadas, S.A. de C.V. (“TMA”) a senior secured facility of $29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured first lien and second lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured first lien tranche of $66,000,000 was funded by an unrelated third party and ICON’s original loan of $29,000,000 was converted to the senior secured second lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.

On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result of such default, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  The interest on ICON's tranche is currently being capitalized.  By January 2016, each of the four vessels had commenced employment as originally required under the terms of the facility. ICON is currently working with the senior lender and TMA to amend the facility agreement.

Revolving Line of Credit

On March 31, 2015, we extended our revolving line of credit (the “Facility”) with California Bank & Trust (“CB&T”) through May 30, 2017 and the amount available under the Facility was revised to $12,500,000. The Facility is secured by all of the Fund’s assets not subject to a first priority lien. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, by the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The interest rate for general advances under the Facility is CB&T’s prime rate.  We may elect to designate up to five advances on the outstanding principal balance of the Facility to bear interest at the London Interbank Offered Rate plus 2.5% per year.  In all instances, borrowings under the Facility are subject to an interest rate floor of 4.0% per year. In addition, we are obligated to pay an annualized 0.5% fee on unused commitments under the Facility. At March 31, 2016 and December 31, 2015, we had $6,000,000 and $4,500,000, respectively, outstanding under the Facility and we were in compliance with all covenants related to the Facility.

Performance Analysis

Capital Invested as of March 31, 2016	$314,988,952
Leverage Ratio	1.41:1*
% of Receivables Collected for the Quarter Ended March 31, 2016	46.25%**

* Leverage ratio is defined as total liabilities divided by total equity.

** Collections as of June 1, 2016. The uncollected receivables relate to our investment with Geden Holdings Limited, Técnicas Maritimas Avanzadas, S.A. de C.V. and Jurong Aromatics Corporation Pte. Ltd.

One of our objectives is to provide cash distributions to our partners. In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations. We refer to this financial measure as cash available from our business operations, or CABO. CABO is not equivalent to our net operating income or loss as determined under GAAP. Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time. We define CABO as the net change in cash during the period plus distributions to partners and investments made during such period, less the debt proceeds used to make such investments and the activity related to the Facility, as well as the net proceeds from equity raised through the sale of interests during such period.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Performance Analysis (Continued)

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful. CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity. CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to partners, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make investments and Distributions to Partners

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations. By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement

+ distributions to Partners during the period

+ investments made during the period

- debt proceeds to be specifically used to make an investment

- net proceeds from the sale of Interests during the period

= CABO

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Performance Analysis (Continued)

Cash Available From Business Operations

for the Period January 1, 2016 through March 31, 2016

Cash balance at January 1, 2016	$9,281,044
Cash balance at March 31, 2016	$3,554,255

Net change in cash		$(5,726,789)

Add Back:
Distributions paid to partners from January 1, 2016 through March 31, 2016		$5,227,505

Deduct:
Debt proceeds used specifically for Investments and activity related to the Facility		$1,500,000

Cash Available from Business Operations (CABO)		$(1,999,284	)(1)

(1)	Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases. Distributions paid to partners and CABO for the period January 1, 2015 to December 31, 2015 were $20,910,021 and $20,227,985, respectively. Distributions paid to partners and CABO for the period January 1, 2014 to December 31, 2014 were $20,910,238 and $43,111,643, respectively.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager and CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), a wholly-owned subsidiary of our Investment Manager and the dealer manager of our offering, whereby we pay or paid certain fees and reimbursements to these parties. CĪON Securities was entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may have been paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

In addition, we reimbursed our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering. The reimbursement of these expenses was capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests were sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.

We pay our Investment Manager (i) a management fee of 3.5% of the gross periodic payments due and paid from our investments and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio. Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Transactions with Related Parties (Continued)

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations. Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds. We paid distributions to our General Partner of $52,275 for the three months ended March 31, 2016 and 2015. Additionally, our General Partner’s interest in our net loss for March 31, 2016 and 2015 was $101,037 and $2,612, respectively.

Fees and other expenses incurred by us to our General Partner or its affiliates were as follows:

			Three months ended March 31,
Entity	Capacity	Description	2016	2015
ICON Capital, LLC	Investment Manager	Management fees (1)	$325,534	$715,944
ICON Capital, LLC	Investment Manager	Administrative expense reimbursements (1)	320,975	325,558
			$646,509	$1,041,502

(1)   Amount charged directly to operations.

At March 31, 2016 and December 31, 2015, we had a net payable of $357,959 and $903,809, respectively, due to our General Partner and affiliates. At March 31, 2016, the payable was primarily related to administrative expense reimbursements due to our Investment Manager. At December 31, 2015, the payable was primarily related to acquisition fees and administrative expense reimbursements due to our Investment Manager.

At March 31, 2016 and December 31, 2015, we had a note receivable from a joint venture of $2,608,145 and $2,614,691, respectively, and accrued interest of $30,320 and $30,396, respectively. The accrued interest is included in other assets on our consolidated balance sheets.  For the three months ended March 31, 2016 and 2015, interest income relating to the note receivable from the joint venture of $102,369 and $101,162, respectively, was recognized and included in finance income on our consolidated statements of operations.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)

Consolidated Balance Sheets

	March 31,	December 31,
	2016	2015
	(unaudited)
Assets

Cash and cash equivalents	$3,554,255	$9,281,044
Restricted cash	2,761,983	3,150,000
Net investment in finance leases	80,231,307	91,753,624
Leased equipment at cost (less accumulated depreciation of $47,929,158 and $45,640,228, respectively)	106,506,609	108,795,539
Net investment in notes receivable	12,744,493	12,805,303
Note receivable from joint venture	2,608,145	2,614,691
Investment in joint ventures	23,926,606	24,048,141
Other assets	671,934	684,433
Total assets	$233,005,332	$253,132,775
Liabilities and Equity
Liabilities:
Long-term debt	$114,644,391	$120,831,074
Derivative financial instruments	4,602,723	4,005,922
Deferred revenue	1,588,911	1,617,210
Due to General Partner and affiliates, net	357,959	903,809
Revolving line of credit ,recourse	6,000,000	4,500,000
Seller's credit	8,765,195	8,765,195
Accrued expenses and other liabilities	516,660	806,984
Total liabilities	136,475,839	141,430,194

Commitments and contingencies

Equity:
Partners' equity:
Limited partners	86,723,869	101,901,791
General Partner	(1,446,820)	(1,293,508)
Total partners' equity	85,277,049	100,608,283
Noncontrolling interests	11,252,444	11,094,298
Total equity	96,529,493	111,702,581
Total liabilities and equity	$233,005,332	$253,132,775

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)

Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue and other income:
Finance income	$347,661	$3,515,987
Rental income	4,920,447	5,383,562
Income from investment in joint ventures	605,364	508,443
Other income	8,000	2,847
Total revenue and other income	5,881,472	9,410,839
Expenses:
Management fees	325,534	715,944
Administrative expense reimbursements	320,975	325,558
General and administrative	482,159	791,814
Credit loss	9,842,317	2,060,641
Depreciation	2,288,930	2,605,798
Interest	1,401,057	1,829,084
Loss on derivative financial instruments	1,166,083	951,788
Total expenses	15,827,055	9,280,627
Net (loss) income	(9,945,583)	130,212
Less: net income attributable to noncontrolling interests	158,146	391,410
Net loss attributable to Fund Fourteen	$(10,103,729)	$(261,198)

Net loss attributable to Fund Fourteen allocable to:
Limited partners	$(10,002,692)	$(258,586)
General Partner	(101,037)	(2,612)
	$(10,103,729)	$(261,198)

Weighted average number of limited partnership interests outstanding	258,761	258,761
Net loss attributable to Fund Fourteen per weighted average limited partnership interest outstanding	$(38.66)	$(1.00)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)

Consolidated Statement of Changes in Equity

	Partners' Equity
	Limited Partnership	Limited	General	Total Partners'	Noncontrolling	Total
	Interests	Partners	Partner	Equity	Interests	Equity
Balance, December 31, 2015	258,761	$101,901,791	$(1,293,508)	$100,608,283	$11,094,298	$111,702,581

Net (loss) income	-	(10,002,692)	(101,037)	(10,103,729)	158,146	(9,945,583)
Distributions	-	(5,175,230)	(52,275)	(5,227,505)	-	(5,227,505)
Balance, March 31, 2016 (unaudited)	258,761	$86,723,869	$(1,446,820)	$85,277,049	$11,252,444	$96,529,493

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)

Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(9,945,583)	$130,212
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Finance income, net of costs and fees	23,356	288,027
Income from investment in joint ventures	(605,364)	(508,443)
Depreciation	2,288,930	2,605,798
Credit loss	9,842,317	2,060,641
Interest expense from amortization of debt financing costs	160,919	179,189
Interest expense from amortization of seller's credit	-	110,047
Loss on derivative financial instruments	596,801	214,287
Changes in operating assets and liabilities:
Restricted cash	388,017	4,417,126
Other assets	7,018	(960,318)
Accrued expenses and other liabilities	(290,324)	(31,783)
Deferred revenue	(28,299)	(500,993)
Due to General Partner and affiliates	(545,850)	(648,157)
Distributions from joint ventures	523,900	418,903
Net cash provided by operating activities	2,415,838	7,774,536
Cash flows from investing activities:
Principal received on finance leases	1,680,000	1,058,500
Investment in joint ventures	-	(1,644)
Distributions received from joint ventures in excess of profits	202,999	391,869
Principal received on notes receivable	44,000	10,366,357
Net cash provided by investing activities	1,926,999	11,815,082
Cash flows from financing activities:
Repayment of long-term debt	(6,342,121)	(8,100,919)
Proceeds from revolving line of credit, recourse	1,500,000	-
Distributions to partners	(5,227,505)	(5,227,505)
Net cash used in financing activities	(10,069,626)	(13,328,424)
Net (decrease) increase in cash and cash equivalents	(5,726,789)	6,261,194
Cash and cash equivalents, beginning of period	9,281,044	12,553,252
Cash and cash equivalents, end of period	$3,554,255	$18,814,446

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,087,724	$3,120,681

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the section entitled Disposition Following the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.

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